UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 1, 2009

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)
On June 1, 2009, the employment of Stephen M. Jones, the Senior Vice President of Human Resources of LCA-Vision Inc., terminated.

(c)
Effective June 2, 2009, David L. Thomas was promoted to Chief Operating Officer from Senior Vice President of Operations.  Mr. Thomas, age 50, joined LCA-Vision as Senior Vice President of Operations in April 2008.  Prior to that, he was a Senior Manager of McDonald’s Corp., serving as Chief Operating Officer of Boston Market, Inc. from 2004 until September 2007.  From 2001 until 2004, he was Division President and Senior Vice-President, Operations for Boston Market.  Previously, Mr. Thomas held a number of positions with McDonald’s Corporation from 1991 to 2001 including, in 2001, serving as Country Market Manager of McDonald’s Puerto Rico.  Mr. Thomas is a graduate of the U.S. Military Academy at West Point.

Mr. Thomas has no family relationships with any director or executive officer of LCA-Vision.  Mr. Thomas and the Company have not and currently do not participate directly or indirectly in any related person transactions as defined in SEC rules.  His compensation and employment agreement, which is described in the Company’s Schedule 14A filed on April 21, 2009, did not change in connection with his promotion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Steven C. Straus
Steven C. Straus
Chief Executive Officer

Date:  June 3, 2009